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EXHIBIT 99

                  IMPORTANT FACTORS REGARDING FUTURE RESULTS

   Information provided by the Company or its spokespersons from time to time may contain forward-looking statements concerning projected financial performance, market and industry segment growth, product development and commercialization or other aspects of future operations. Such statements will be based on the assumptions and expectations of the Company's management at the time such statements are made. The Company cautions investors that its performance (and, therefore, any forwarding-looking statement) is subject to risks and uncertainties. Various important factors, including but not limited to the following, may cause the Company's future results to differ materially from those projected in any forward-looking statement.

   Fluctuations in Operating Results. While the Company's sales cycle varies substantially from customer to customer, a high percentage of the Company's revenues are expected to be realized in the third month of each fiscal quarter and tend to be concentrated in the latter half of that month. The Company's orders early in a quarter will not generally be large enough to assure that it will meet its revenue targets for any particular quarter. Accordingly, the Company's quarterly results may be difficult to predict until the end of the quarter and a shortfall in shipments or contract orders at the end of any particular quarter may cause the results for that quarter to fall short of anticipated levels.

   Stock Market Volatility. Market prices for securities of software companies have generally been volatile. In particular, the market price of the Company's common stock has been and may continue to be subject to significant fluctuations as a result of factors affecting the computer industry or the securities markets in general.

   In addition, a large percentage of the Company's common stock traditionally has been held by institutional investors. Consequently, actions with respect to the Company's common stock by certain of these institutional investors could have a significant impact on the market price for the stock. For more information, please see the Company's proxy statement with respect to its most recent annual meeting of shareholders and Schedules 13D and 13G filed with the U.S. Securities and Exchange Commission with respect to the Company's common stock.

   Market Growth. Any Company projections of revenue growth are based on the assumptions that the Company will be able to continue to penetrate the relevant market and add to its industry leadership position and that the mechanical CAD/CAM/CAE market will continue to grow at a predicted annual rate. Failure of these assumptions to materialize could adversely impact the Company's operating results.

   Rapid Technological and Market Changes. The mechanical CAD/CAM/CAE industry is highly competitive, and is characterized by rapid technological advances. Accordingly, the Company's ability to realize its expectations will depend on its success at enhancing its current offerings, developing new products and services that keep pace with developments in technology and meet evolving customer requirements, and delivering those products through appropriate distribution channels. This will require, among other things, correctly anticipating customer needs, hiring and retaining personnel with the necessary skills and creativity, providing adequate funding for the development efforts, and managing distribution channels effectively.

   Failure by the Company to anticipate or respond adequately to technological developments and customer requirements, significant delays in the development, production, testing, marketing, or availability of new or enhanced products or services, or the failure of customers to accept such products or services could adversely affect the Company's competitive position and operating results.
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   Possibility of New Product Delays.  As is common in the computer software industry, the Company may from time to time experience delays in its product development and "debugging" efforts. Significant delays in developing, completing or shipping new or enhanced products could adversely affect the Company's financial performance. Among other things, such delays could cause the Company to incorrectly predict the fiscal quarter in which revenue from the shipment of the new or enhanced product will be realized and give the Company's competitors a greater opportunity to market competing products.

   Management of Growth Through Acquisitions. The Company's product range and customer base have increased in the recent past due in part to acquisitions.
The Company may acquire additional businesses or product lines in the future. The probability of success of any acquisition may be dependent upon the Company's ability to integrate the acquired business or products successfully and to retain key personnel associated with the acquisition. Failure to do so, or a material increase in the cost of integration, could cause actual results to differ from those projected in management's forward-looking statements.

   Competition. The Company believes that the principal bases for competition in its markets are product functionality, price/performance characteristics, product portability, ease of product use, sales and marketing strength, support services and corporate reputation. In particular, the Company believes that the current success of its Pro/ENGINEER product line is due in part to the mechanical and functional superiority of such products over competitive offerings. The Company does not know of any successful development and marketing of technically equivalent but lower priced personnel computer-based competitive products. However, should a competitor successfully bring such a product to market in the future, the Company's operating results could be adversely affected. In addition, the Company is aware of ongoing efforts by competitors, some of whom have greater resources than the Company, to emulate the performance and functionality of the Company's products, and competitors may develop equivalent or superior technology. The Company's future success also will depend in a large part on its ability to license additional products and services to its existing customer base as well as the installed customer bases of traditional mechanical CAD/CAM/CAE suppliers.

   Dependence on Key Personnel. The Company's success depends upon its ability to attract and retain highly skilled technical, managerial and sales personnel. While the Company has not to date experienced any significant difficulty in hiring or retaining qualified personnel, competition for such personnel in the computer industry in general, and the mechanical CAD/CAM/CAE industry in particular, is intense. Management's projections necessarily assume that the Company will continue to attract and retain such personnel and the failure to do so could have a material adverse effect on the Company's ability to develop and market competitive products and its ability to achieve projected operating results.

   Risks Associated with International Business. A significant and growing portion of the Company's business comes from outside the United States. A consequence of the increased international business is that a growing percentage of the Company's revenue and expenses are denominated in foreign currencies, which subjects the Company's results of operations to foreign exchange fluctuations. Although the Company enters into forward exchange contracts to offset a portion of the foreign exchange fluctuations, unanticipated foreign events may materially and adversely affect its results.

   Protection of Intellectual Property and Other Proprietary Rights. The Company regards its software products as proprietary and attempts to protect its intellectual property rights by relying on copyrights, trademarks, patents and common law safeguards, including trade secret protection, as well as restrictions on disclosures and transferability in its agreements with other parties. Although the Company intends to protect its intellectual property rights, there can be no assurance that the laws of all jurisdictions in which the Company's products are or may be developed, manufactured or sold will afford the same protections to its products and intellectual property, or will be enforced or enforceable by the Company, to the same extent as under the laws of the United States.
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   The software industry is characterized by frequent litigation regarding copyright, patent and other intellectual property rights. While the Company has not, to date, had any significant claims of such nature asserted against it, there can be no assurance that third parties will not assert such claims against the Company with respect to existing or future products or that, if asserted, such claims would be resolved in a satisfactory manner. In the event of litigation to determine the validity of any third party claims, such litigation could result in significant expense to the Company and divert the efforts of the Company's technical and management personnel, whether or not such litigation is determined in favor of the Company.